EXHIBIT 11(b)

                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the use of our report dated February 16, 1999 incorporated by reference into this Registration Statement and to the references to our firm under the headings "Financial Highlights" and "Custodian, Legal Counsel and Auditors" in the Prospectus and "Custodian, Legal Counsel and Auditors" in the Statement of Additional Information.



                                          /s/  Baird, Kurtz & Dobson
                                          ----------------------------
                                               Baird, Kurtz & Dobson




Denver, Colorado
February 26, 1999